Special Power of Attorney
Loanspaid.com, Inc.

The undersigned constitute and appoint Eliot Thomas their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:


Signature			                   		Title	                      			Date

_______________			      Treasurer/Director                    7/10/2000
 Eliot Thomas


________________         President/Director                   7/10/2000
 Danny Lovell


________________         Secretary/Director                    7/10/2000
 Adam U. Shaikh